                                                                   EXHIBIT 10.16

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                               DATED 18 JULY 2003

                       CANCER RESEARCH TECHNOLOGY LIMITED

                                     - and -

                          ALNYLAM PHARMACEUTICALS, INC

                          =============================

                                LICENCE AGREEMENT

                          =============================

                                  CONFIDENTIAL

                       CANCER RESEARCH TECHNOLOGY LIMITED
                                 Sardinia House
                                 Sardinia Street
                                 London WC2A 3NL

THIS LICENCE AGREEMENT is made as of the 18th day of July 2003

BETWEEN:

(1) CANCER RESEARCH TECHNOLOGY LIMITED a company registered in England (registered number 1626049) whose registered office is at Sardinia House, Sardinia Street 61, London WC2A 3NL ("CRT"); and

(2) ALNYLAM PHARMACEUTICALS INC a Delaware company whose principal place of business is at 790 Memorial Drive, Cambridge, MA 02139 United States of America ("Alnylam")

WHEREAS:

(A) Researchers at the University of Cambridge (some of whom were formerly in receipt of funding provided by the Lister Institute of Preventive Medicine) have developed techniques for performing RNA interference ("RNAi") in mammalian cells and embryos which are the subject of an international patent application entitled "inhibiting gene expression with dsRNA". The research was supported by funding provided by The Cancer Research Campaign ("CRC") and Cancer Research UK. The researchers and the University have assigned their right, title and interest in the foregoing patent application to Cancer Research Ventures Limited ("CRV") a wholly owned subsidiary of CRT, and CRV have assigned their right, title and interest to CRT.

(B) CRT is the wholly owned subsidiary of Cancer Research UK and is responsible for the management and exploitation of the results derived from research funded by CRC and Cancer Research UK. Cancer Research UK (registered number 4325234) and registered charity (number 1089464) was formed as the successor charity to the Imperial Cancer Research Fund and CRC following the merger of their operations with effect from 4 February 2002.

(C) Alnylam have requested a licence under the technology described in the CRT Patent Rights (as defined below) permitting them to develop therapeutics and CRT has agreed to grant a licence to Alnylam on the following terms and conditions.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Licence Agreement and in the Schedules to this Licence Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

         "Affiliate"                         means any company, partnership or
                                             other entity which directly or
                                             indirectly Controls, is Controlled
                                             by, or is under common Control
                                             with, any Party including as a
                                             subsidiary or holding company of
                                             any Party.

         "Blocking IP"                       any and all Patent Rights (other
                                             than that licensed under this
                                             Licence Agreement) which, if claims
                                             covering subject matter of such
                                             Patent Rights issue, would render
                                             the use, development, manufacture,
                                             sale, or other disposal of a
                                             Licensed Product unlawful in the
                                             absence of a licence to such Patent
                                             Rights from a Third Party.

         "Business Day"                      means a day other than a Saturday,
                                             Sunday, bank or other public
                                             holiday in England or the United
                                             States of America.

         "Cancer Research UK-Funded          means any academic researcher in
         Researcher"                         receipt of Cancer Research UK
                                             funding, whether an employee of
                                             Cancer Research UK or a university
                                             employee.

         "Clinical Trial"                    means a clinical trial conducted in
                                             accordance with recognised
                                             protocols approved by a Competent
                                             Authority including CTX clinical
                                             trials or their equivalents
                                             anywhere in the World.

         "Commencement Date"                 means the date first above written.

         "Competent Authority"               means any local or national agency,
                                             authority, department,
                                             inspectorate, minister, ministry
                                             official or public or statutory
                                             person (whether autonomous or not)
                                             of, or of any government of, any
                                             country having jurisdiction over
                                             this Licence Agreement or over any
                                             of the Parties or over the
                                             development or marketing of
                                             medicinal products including, but
                                             not limited to, the European
                                             Commission and the European Court
                                             of Justice.

         "Control"                           means the ownership of at least 50%
                                             of the issued share capital or the
                                             legal power to direct or cause the
                                             direction of the general management
                                             and policies of the Party in
                                             question.

         "CRT Patent Rights"                 means the patent applications
                                             referred to in Schedule 1 and all
                                             Patent Rights deriving priority
                                             from them and all Patent Rights
                                             deriving priority from such Patent
                                             Rights.

                              SECTION CONFIDENTIAL

         "Field" means the development of RNAi therapeutic products for the treatment of human disease
                                             (including by means of gene
                                             therapy).

         "Force Majeure"                     means in relation to a Party or its
                                             Affiliate any event or
                                             circumstances which is beyond the
                                             reasonable control of that Party or
                                             its Affiliate which event that
                                             Party or its Affiliate could not
                                             reasonably be expected to have
                                             taken into account at the
                                             Commencement Date and which results
                                             in or causes the failure of that
                                             Party or its Affiliate to perform
                                             any or all of its obligations under
                                             this Licence Agreement including
                                             act of God, lightening, fire,
                                             storm, flood, earthquake,
                                             accumulation of snow or ice, lack
                                             of water arising from weather or
                                             environmental problems, strike,
                                             lockout or other industrial
                                             disturbance, war, terrorist act,
                                             blockade, revolution, riot
                                             insurrection, civil commotion,
                                             public demonstration, sabotage, act
                                             of vandalism, prevention from or
                                             hindrance in obtaining in any way
                                             materials, energy or other
                                             supplies, explosion, fault or
                                             failure of plant or machinery,
                                             governmental restraint, act of
                                             legislature and directive or
                                             requirement of a Competent
                                             Authority governing any Party or
                                             its Affiliate provided that lack of
                                             funds shall not be interpreted as a
                                             cause beyond the reasonable control
                                             of that Party or its Affiliate.

         "Health Registration Approval"      means, with respect to a country in
                                             the Territory, approval by the
                                             health or other Competent Authority
                                             necessary to manufacture and market
                                             a Licensed Product in the country.

         "Issued Valid Claim"                means a claim of an issued and
                                             unexpired and unabandoned patent
                                             included within the CRT Patent
                                             Rights, which claim has not been
                                             held permanently revoked,
                                             unenforceable or invalid by a
                                             decision of a court or other
                                             governmental agency of competent
                                             jurisdiction, unappealable or
                                             unappealed within the time allowed
                                             for appeal, or which has not been
                                             admitted to be invalid or
                                             unenforceable through reissue or
                                             disclaimer or otherwise.

                              SECTION CONFIDENTIAL

         "Licence Agreement"                 means this agreement and any and
                                             all schedules, appendices and other
                                             addenda to it as may be varied from
                                             time to time in accordance with the
                                             provisions of this agreement.

         "Licensed Products"                 means product or products which, or
                                             the process of production of which,
                                             or the use of which falls within
                                             the scope of a Valid Claim of the
                                             CRT Patent Rights and Licensed
                                             Product shall be construed as any
                                             one of them.

         "Milestone Patent Grant"            means the first grant in the United
                                             States or by the European Patent
                                             Office of a claim comprised within
                                             the CRT Patent Rights, which claim
                                             is substantially similar to and of
                                             equivalent breadth to claim 16 as
                                             originally filed in the PCT
                                             application number [**].

         "Net Sales"                         means the invoiced amount billed
                                             for sales of Royalty Licensed
                                             Products to a Third Party (the
                                             "Customer") by Alnylam or its
                                             Affiliates or by Sub-licensees less
                                             the following items to the extent
                                             they are paid or incurred or
                                             allowed:

                                             a)       [**] and/or [**];

                                             b)       amounts [**] including
                                                      [**];

                                             c)       amounts [**];

                                             d)       [**] incurred in
                                                      connection with the [**]
                                                      Licensed Products; and

                                             e)       [**].

                                             Where Royalty Licensed Products are
                                             not sold separately, but are sold
                                             together with other therapeutic
                                             agents and such combination has
                                             received regulatory approval,
                                             hereinafter such combinations
                                             referred to as a "Combination
                                             Product" and the Royalty Licensed
                                             Product and each such other product
                                             being referred to as a "Component
                                             Product", the Net Sales price to be
                                             used for the purpose of calculating
                                             royalties payable in respect of
                                             Combination Products shall be
                                             determined by multiplying the Net
                                             Sales price of the Combination
                                             Product by the percentage value of
                                             the Royalty Licensed

                              SECTION CONFIDENTIAL

                                             Product comprising a Component
                                             Product contained in the
                                             Combination Product and subtracting
                                             the items listed in subsections a)
                                             through e) above, using the
                                             following formula:

                                             [**]

                                             "A" equals the selling price of the
                                             Royalty Licensed Product; "B"
                                             equals the selling price of the
                                             Combination Product; "C" represents
                                             the fraction of the selling price
                                             of the Combination Product
                                             attributable to the Royalty
                                             Licensed Product; "D" is the Net
                                             Sales price attributable to the
                                             Royalty Licensed Product to be used
                                             for the purpose of calculating
                                             royalties

                                             If the selling price of a Component
                                             Product is not known the fraction
                                             attributable to the Royalty
                                             Licensed Product shall be
                                             calculated by subtracting the price
                                             sold singly of the other Component
                                             Product from the selling price of
                                             the Combination Product.

                                             If the selling price of each
                                             Component Product is unknown the
                                             Parties agree to negotiate in good
                                             faith to agree on a reasonable
                                             value.

                                             For the sake of consistency the
                                             selling price attributable to the
                                             Royalty Licensed Product shall be
                                             the same whether it is sold singly
                                             or as part of a Combination
                                             Product, providing that the grade,
                                             amount, potency and purity of the
                                             Royalty Licensed Product is the
                                             same when sold singly or in
                                             combination

                                             The transfer of Royalty Licensed
                                             Products by Alnylam or one of its
                                             Affiliates to another Affiliate or
                                             to a Sub-licensee shall not be
                                             considered a sale. In such cases,
                                             Net Sales shall be determined based
                                             on the invoiced sale price levied
                                             by the Affiliate or Sub-licensee on
                                             the Customer, less the
                                             aforementioned deductions to the
                                             extent they are allowed, paid or
                                             accrued.

         "Non-cash Consideration"            means any form of consideration
                                             which is not directly calculable in
                                             monetary terms, including, shares,
                                             goods and cross-licences entered
                                             into by Alnylam.

         "Non-Platform Sub-licence"          means a Sub-licence other than a
                                             Platform Sub-

                              SECTION CONFIDENTIAL
                                             licence.

         "Non-Platform Sub-licence Income"   means all upfront cash payments
                                             excluding equity and research and
                                             development payments, that accrue
                                             to Alnylam or its Affiliate as of
                                             the commencement date of the
                                             Non-Platform Sub-licence (whether
                                             due on the commencement date of the
                                             Non-Platform Sub-licence or
                                             thereafter) under a Sub-licence
                                             other than a Platform Sub-licence.

         "Parties"                           means CRT and Alnylam and "Party"
                                             shall be construed as either one of
                                             them.

         "Patent Rights"                     means any patent applications,
                                             patents, author certificates,
                                             inventor certificates, utility
                                             models (including all divisions,
                                             renewals, continuations,
                                             continuations-in-part, extensions,
                                             reissues, substitutions,
                                             confirmations, registrations,
                                             revalidations and additions of or
                                             to them, as well as any SPC, or any
                                             like form of protection) and any
                                             foreign counterparts thereto and
                                             patents issuing therefrom.

         "Pivotal Phase II Study"            means a phase II Clinical Trial
                                             upon the basis of which an
                                             application for Health Registration
                                             Approval is made.

         "Platform Sub-licence"              means a bare Sub-licence under the
                                             CRT Patent Rights only and which
                                             grants no rights inter alia: (i) to
                                             Licensed Products developed by
                                             Alnylam or its Affiliate; or (ii)
                                             to develop Licensed Products in
                                             collaboration with Alnylam or its
                                             Affiliate.

         Platform Sub-licence Income         means any and all gross
                                             consideration (including upfront,
                                             periodic, and milestone payments
                                             and Non-cash Consideration) other
                                             than royalty payments on Net Sales
                                             that accrue to Alnylam or its
                                             Affiliates under a Platform
                                             Sub-licence.

         "Quarter"                           means a period of three (3)
                                             consecutive calendar months
                                             commencing on 1 January, 1 April, 1
                                             July or 1 October in any year.

         "Royalty Licensed Product"          means a Licensed Product which, or
                                             the process of production of which,
                                             or the use of which falls within
                                             the scope of an Issued Valid Claim.

                              SECTION CONFIDENTIAL

         "SPC" means a right based on a patent pursuant to which the holder of the SPC is entitled to exclude third parties from using, making, having made, selling or otherwise disposing or offering to dispose of, importing or keeping the product to which the SPC relates, such as Supplementary Protection Certificates in Europe, and any similar right anywhere in the world.

         "Sub-licence"                       means a sub-licence in the Field
                                             granted by Alnylam or its Affiliate
                                             (in accordance with Clause 2.4).

         "Sub-licensee"                      means any person granted a
                                             Sub-licence by Alnylam or its
                                             Affiliate.

         "Territory"                         means the world.

         "Third Party"                       means any entity or person other
                                             than the Parties or an Affiliate of
                                             a Party.

         "Valid Claim"                       means either:-

                                             a)       a claim of an issued and
                                                      unexpired and unabandoned
                                                      patent included within the
                                                      CRT Patent Rights, which
                                                      claim has not been held
                                                      permanently revoked,
                                                      unenforceable or invalid
                                                      by a decision of a court
                                                      or other governmental
                                                      agency of competent
                                                      jurisdiction, unappealable
                                                      or unappealed within the
                                                      time allowed for appeal,
                                                      or which has not been
                                                      admitted to be invalid or
                                                      unenforceable through
                                                      reissue or disclaimer or
                                                      otherwise; or

                                             b)       a claim of a pending
                                                      patent application
                                                      included within the CRT
                                                      Patent Rights which claim
                                                      was filed in good faith
                                                      and has not been abandoned
                                                      or finally disallowed
                                                      without the possibility of
                                                      appeal or refiling of the
                                                      application.

         "Year" means the one (1) year periods commencing on 31 March annually, and "Yearly" shall be construed accordingly.

                              SECTION CONFIDENTIAL

1.2      In this Licence Agreement:

         1.2.1 unless the context otherwise requires, all references to a particular clause or schedule shall be a reference to that clause or schedule in or to this Licence Agreement as it may be amended from time to time pursuant to this Licence Agreement;

         1.2.2 the headings are inserted for convenience only and shall be ignored in construing this Licence Agreement;

         1.2.3 unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;

         1.2.4 unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust association, organisation or other entity, in each case whether or not having separate legal personality;

         1.2.5 the words "include", "included" or "including" are to be construed without limitation to the generality of the preceding words; and

         1.2.6 reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.

2.       GRANT OF LICENCE

2.1 CRT hereby grants to Alnylam, and its Affiliate(s) who have confirmed to Alnylam their agreement in writing to be bound (to CRT) by the terms of this Licence Agreement which specifically apply to Affiliates, with a copy to be sent to CRT, a licence in the Field throughout the Territory under the CRT Patent Rights to research, develop, have developed, use, keep, make, have made, import, have imported, sell, have sold and otherwise dispose or offer to dispose of Licensed Products. Such Affiliates shall be listed on Schedule 2 to this Licence Agreement which shall be updated periodically by Alnylam and sent to CRT. For the sake of clarity, save to the extent necessary for the development and/or sale of Licensed Products in the Field neither Alnylam or any Affiliate is granted the right to make use of the CRT Patent Rights to research, develop, use, keep, make, have made, sell and otherwise dispose or offer to dispose of products:

         a)       for any diagnostic application;

         b)       as research tools or reagents;

         c)       for target validation; or

         d)       small molecule drug discovery

         including the provision of services in relation thereto to Affiliates or Third Parties.

2.2 Subject to Clause 2.3, the licence granted in Clause 2.1 shall, in relation to a particular country in the Territory, be exclusive within the Field for the term of the relevant Patent Rights included within the CRT Patent Rights.

                              SECTION CONFIDENTIAL

2.3 It is acknowledged and agreed that CRT and Cancer Research UK shall have the right to use, and CRT shall have the right to consent to the use by academic research institutions (including for the sake of clarity those in receipt of Cancer Research UK funding) of, the CRT Patent Rights in the Field for internal, or in collaboration with another academic research institution, non-commercial, non-commercially sponsored research. For the sake of clarity, Cancer Research UK-funded Researchers shall be permitted under the CRT Patent Rights to conduct clinical trials of potential dsRNA therapeutic agents as part of their Cancer Research UK-funded academic research.

2.4 Alnylam and its Affiliates shall be entitled to sublicence the rights granted in this Licence Agreement. Any Sub-licence which is granted in breach of this Clause 2.4 shall be void. Alnylam or its Affiliate shall (subject to Alnylam's and its Affiliate's right to redact confidential information not related to CRT's rights hereunder) provide to CRT in confidence a copy of each and every Platform Sub-licence entered into. Any Sub-licence entered into by Alnylam or an Affiliate shall;

         a) be limited to the Field and shall contain restrictions in equivalent terms to those set out in Clause 2.1.

         b) provide that the Sub-licence shall terminate automatically on the expiry or termination for whatever reason of this Licence Agreement. In the event of termination of this Agreement pursuant to Clause 10, CRT shall enter into a direct licensing arrangement with any Sub-licensee on terms substantially similar to those contained herein save that any licence granted by CRT to any Sub-licensee shall be consistent with the terms of the Sub-licence granted by Alnylam (or its Affiliate as the case may be) in relation to field, territory, exclusivity, rights to sub-license and payment provisions. However, in the event of termination of this Agreement by Alnylam pursuant to Clause 10.2 the provisions of the foregoing sentence shall apply save that the granting of such licence by CRT shall be subject to CRT's consent. Nothing in this Clause 2.4 shall confer upon CRT any obligation to enter into a direct licensing arrangement with the Sub-licensee where the Sub-licensee is in default of its obligations under the Sub-licence. CRT shall not be expected to take any responsibility for any disputes between Alnylam (or its Affiliate as the case may be) and its Sub-licensees relating to the terms of the Sub-licence(s) and notwithstanding the foregoing provisions of this Clause 2.4, CRT shall not be obliged to enter into a direct licence with a Sub-licensee in circumstances in which the Sub-licensee reserves any right to maintain a claim against CRT where such claim was previously maintained against Alnylam (or its Affiliate as the case may be).

         c) provide that the Third Party with whom the Sub-licence has been entered into shall undertake to CRT directly to allow CRT the same access to the books and records as it has to Alnylam's books and records under this Licence Agreement; and

         d) contain restrictions on assignment in equivalent terms to those set out in Clause 15 and require that any further sublicensing be subject to the terms of this Clause 2.4.

                              SECTION CONFIDENTIAL

         Alnylam shall only grant a Platform Sub-licence as a separate licence (or sub-licence) for separate consideration identified in the Platform Sub-licence and shall not include a Platform Sub-licence as part of any other licence (or sub-licence).

2.5 CRT hereby grants an option to Alnylam and its Affiliates exercisable during the term of this Licence Agreement to enter into non-exclusive, non-sublicensable and non-assignable licences under the CRT Patent Rights in the fields of either or both of:

         a)       [**]; and

         b)       [**]

         on terms to be agreed in good faith between CRT and Alnylam, the payment terms in respect of each licence which shall be no more than:

         a)       annual payments of [**] pounds sterling ((pound)[**]); or

         b) any (lesser) sum that may be agreed between CRT and a Third Party licensee after the Commencement Date in the same field (other than a licence pursuant to which, or under the terms of a related agreement, significant resources are provided by the Third Party in respect of a collaboration in the field).

3.       CONSIDERATION

3.1 In consideration of the rights granted under this Licence Agreement, Alnylam shall pay the following sums to CRT:

         3.1.1 subject to Clause 3.5, [**] United States dollars (US$[**]) on the Commencement Date; and

         3.1.2 until the expiry of the last to expire of the CRT Patent Rights on each and every anniversary of the Commencement Date, an annual fee of [**] United States dollars (US$[**]); and

         3.1.3 a one-time payment of [**] United States dollars (US$[**]) on Milestone Patent Grant; and

         3.1.4 the following milestone fees in respect of the first Licensed Product in the Field to achieve the milestone (upon achievement of the milestone by Alnylam, or its Affiliate, or a Non-Platform Sub-licensee);

                  (a) [**] United States dollars (US$[**]) on the commencement of [**]; and

                  (b) [**] United States dollars (US$[**] on the commencement of [**].

                              SECTION CONFIDENTIAL

         3.1.5 any and all reasonable patent filing, maintenance and prosecution costs incurred after the Commencement Date by CRT or its agents subject to Clause 7, within 30 (thirty) days of the date of an invoice from CRT.

         3.2 As further consideration of the rights granted under this Licence Agreement, Alnylam (or its Affiliate as the case may be) shall pay the following sums to CRT:

                  3.2.1 royalties of [**] percent ([**]%) of Net Sales of Royalty Licensed Products in the Field; and

                  3.2.2 [**] percent ([**]%) of Platform Sub-licence Income provided that to the extent Platform Sub-licence Income includes;

                           (a) milestone payment(s) for patent issuance, the milestone payment made by Alnylam in Clause 3.1.3 shall be fully creditable against that part of Platform Sub-licence Income expressly payable for patent issuance and Alnylam or its Affiliate shall not pay [**]% of Platform Sub-licence Income payable for patent issuance until the milestone payment made by Alnylam in Clause 3.1.3 has been fully credited against such Platform Sub-licence Income; and/or

                           (b) Non-cash Consideration, Alnylam or its Affiliate shall following consultation with CRT have the option of apportioning such Non-cash Consideration (including by transfer of [**] percent ([**]%) of Alnylam's or its Affiliate's shareholding where Non-Cash Consideration is comprised of shares), if possible, or valuing the Non-cash Consideration at its fair market value, when received and paying [**] percent ([**]%) of the cash equivalent to CRT; and

                  3.2.3 in respect of each Non-Platform Sub-licence, and solely to the extent that Alnylam or its Affiliate receives Non-Platform Sub-licence Income arising therefrom, [**] percent ([**]%) of Non-Platform Sub-licence Income under such Non-Platform Sub-licence; and

3.3 Provided always that the royalty payable to CRT shall not in any event be reduced below [**] percent ([**]%), if at any time prior to or during the period for the payment of royalties under this Licence Agreement in relation to any particular territory, Alnylam (or its Affiliate as the case may be) or a Sub-licensee elects in its reasonable opinion to take a licence from a Third Party to any Blocking IP to develop, make, sell or otherwise dispose of Licensed Products, the royalties set forth in Clause 3.2.1 applicable to such Licensed Product shall be reduced by [**]% of the amount paid to such Third Party to access said Blocking IP.

3.4 Provided always that Non-Platform Sub-licence Income shall not in any event be reduced below [**] percent ([**]%), the percent payment of Non-Platform Sub-licence Income set forth in Clause 3.2.3 shall be reduced if at any time prior to or

                              SECTION CONFIDENTIAL
         during the period for the payment thereof under this Licence Agreement in relation to any particular territory, in order to grant the rights under the Sub-licence Alnylam (or its Affiliate as the case may be) elects to take a licence from a Third Party under Patent Rights which Alnylam (or its Affiliate as the case may be) reasonably believes to be Blocking IP and thereafter the percent of Non-Platform Sub-licence Income payable shall be determined by applying the formula [**]N [**] where N is the number of Third Party licensors of Blocking IP.

3.5 CRT agrees that in respect of the sum payable under Clause 3.1.1 credit shall be given to Alnylam for the sum of [**] dollars (US$[**]) received by CRT under the terms of a letter of exclusivity dated 4 June 2003 entered into between the Parties, and provided that Alnylam has confirmed that CRT is entitled to retain the said sum, Alnylam shall only be obliged to pay [**] dollars (US$[**]) pursuant to Clause 3.1.1.

4.       PAYMENT

4.1 All payments due to CRT under this Licence Agreement shall (subject to written advice from CRT amending the account details) be made in United States dollars or pounds sterling by telegraphic transfer to the accounts below:

         Payee: Cancer Research Technology Limited

         Lloyds TSB, Pall Mall St James's Branch
         8-10 Waterloo Place
         London SW1Y 4BE

         US$ account
         Sort Code: 30-00-08
         Account Code: [**]
         Account Name: Cancer Research Technology Ltd

         Sterling account
         Sort Code: 30-00-08
         Account Code: [**]
         Account Name: Cancer Research Technology Ltd

         For the attention of the Financial Controller (or such other nominee of CRT as CRT may direct from time to time).

4.2 Alnylam (or its Affiliate as the case may be) shall make the payments to CRT:

         4.2.1 in the case of the royalties payable pursuant to Clause 3.2.1, within 30 (thirty) days of the end of the Quarter in which the sales of the relevant Licensed Products took place;

         4.2.2 in the case of Platform Sub-licence Income and Non-Platform Sub-licence Income payable pursuant to Clauses 3.2.2 and 3.2.3 within the later of 30 (thirty) days of the date of receipt of the payment from the Sub-licensee (in respect of any up-front payments) or the end of the Quarter in which the Sub-licence Income has been received by Alnylam;

                              SECTION CONFIDENTIAL

         4.2.3 in the case of the payments due under Clauses 3.1.1 through 3.1.3, within thirty (30) days of the date of an invoice from CRT; and

         4.2.4 in the case of the payments due under Clause 3.1.4, within thirty (30) days of the achievement of the relevant milestone.

4.3 Where sums are received by Alnylam (or its Affiliate as the case may be) in a currency other than United States dollars or pounds sterling, conversion of such currencies to United States dollars will be performed at the closing mid-point rate published in the Financial Times in London on the last Business Day of the Quarter in which the sum is to be paid. For the sake of clarity Alnylam (or its Affiliate as the case may be) shall be under no obligation to convert payments received into United States Dollars.

4.4      Where CRT does not receive payment of any sums due to it within thirty
         (30) days of the dates set out in Clauses 3.1 or 4.2 as the case may be (the "Due Date"), interest shall accrue on the sum due and owing to CRT at the rate equivalent to an annual rate of four percent (4%) over the then current US dollar base rate of Lloyds Bank plc, calculated on a daily basis, without prejudice to CRT's right to receive payment on the Due Date.

4.5 All payments to CRT shall be made free and clear of, and without deduction or deferment in respect of, any claims, set-off and taxes imposed or levied by any competent authority including any withholding taxes. In the event that Alnylam (or its Affiliate as the case may be) is obliged to deduct any withholding or other taxes it shall pay to CRT an amount as shall result in the net amount being received by CRT being equal to the amount which would have been received by CRT had no deduction or withholding been made. If CRT is able to recover or set-off any such deduction or withholding it shall refund such amount to Alnylam (or its Affiliate as the case may be) as shall result in net amount being retained by CRT being equal to the amount which would have been received by CRT had no deduction or withholding been made. CRT shall to any extent reasonably practicable co-operate with Alnylam in seeking to effect a recovery from the relevant taxation authority of any withholding taxes actually deducted and in the event that CRT makes a recovery shall pay to Alnylam (or its Affiliate as the case may be) any sums recovered.

5.       BOOKS AND RECORDS

5.1 Following the earlier of the first commercial sale of a Licensed Product in the Field by Alnylam or its Affiliate or the grant of a Sub-licence, Alnylam (or its Affiliate as the case may be) shall prepare an annual statement which shall show on a country by country basis for the previous calendar year all monies due to CRT under this Licence Agreement. That statement shall include the number of units of each Royalty Licensed Product sold in each country in which sales occurred, and shall be submitted to CRT within sixty (60) Business Days of 31st March of each year. If CRT gives notice to Alnylam within twenty (20) Business Days of the receipt of any such statement that it does not accept the same, that statement shall be certified by an independent accountant appointed by agreement between Alnylam and CRT or, in default of agreement within ten (10) Business Days, appointed at the request of either

                              SECTION CONFIDENTIAL

         CRT or Alnylam by the President for the time being of the Institute of Chartered Accountants of England and Wales in London. Alnylam (or its Affiliate as the case may be) shall make available to the independent accountant all books and records required for the purpose of that certification under terms of confidentiality equivalent to those contained in this Agreement and the statements so certified shall, in the absence of manifest error, be final and binding between the Parties. The cost of the certification shall be the responsibility of Alnylam if the statement is shown to have underestimated the monies payable to CRT by more than five percent (5%) and the responsibility of CRT otherwise. Any outstanding payments due to CRT which are identified as a result of carrying out the investigation shall be paid to CRT immediately. There shall be no more than one certification by an independent accountant in relation to any one annual statement.

5.2 Alnylam shall, and shall require that its Affiliates and Sub-licensees shall, keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to CRT pursuant to this Licence Agreement. Such records and books of account shall be kept for five (5) years following the end of the calendar year to which they relate and shall, upon reasonable notice having been given by CRT, be open at all reasonable times on Business Days for inspection under the terms of confidentiality contained in this Licence Agreement, by an independent firm of accountants appointed by agreement between the Parties or, failing such agreement within ten
         (10) Business Days, appointed at the request of either CRT or Alnylam by the President for the time being of the Institute of Chartered Accountants of England and Wales in London. The cost of any such examination shall be borne by CRT, such examination to take place not later than five (5) years following the expiration of the period to which it relates and there shall be no more than one examination per year.

                              SECTION CONFIDENTIAL

6.       PERFORMANCE AND CLINICAL DEVELOPMENT

6.1 Alnylam shall use reasonable efforts to develop, make, market, sell and otherwise dispose of Licensed Products in all therapeutic areas within the Field and market each Licensed Product in the Field throughout the United States, Europe and Japan. This obligation may be satisfied by the efforts of Alnylam's Affiliate(s) or Sub-licensee(s).

6.2 CRT shall provide notice to Alnylam of its knowledge of a willing potential sub-licensee. Without prejudice to Clause 6.1, in the event that Alnylam (itself or through Affiliates or Sub-licensees) declines to develop, make, market, sell or otherwise dispose of Licensed Products in any therapeutic area or any indication within the cancer therapeutic area within the Field or any territory within the Territory in the Field, Alnylam shall (save as hereinafter provided) upon direct approach made by, or receipt of notice from CRT of a, willing potential sublicensee in respect of a Licensed Product that has demonstrated clinical efficacy be obliged to enter into negotiations in good faith with such Third Party to enter into a Sub-licence in relation to such therapeutic area, indication, or territory. The preceding provisions of this Clause 6.2 shall not apply in respect of any therapeutic area, indication, or territory in respect of which Alnylam provides to CRT's reasonable satisfaction evidence that the conclusion of a Sub-licence would:

         6.2.1 be contrary to sound and reasonable business practice applicable to pharmaceutical development; or

         6.2.2 not materially increase the availability of therapeutic products covered by the CRT Patent Rights.

6.3 If CRT believes that Alnylam has failed to meet the diligence requirements set forth in Clause 6, it shall serve notice on Alnylam of such failure and Alnylam shall have a [**] period from the date of receipt of such notice to reestablish diligence towards its objectives, and if Alnylam reestablishes diligence towards its objectives during this [**] period, any prior lack of diligence will be deemed cured. Notwithstanding anything in this agreement to the contrary, in the event that Alnylam fails to reestablish diligence to the standard provided in Clause 6 within the said [**] period, this shall not be cause for CRT's termination of this Licence Agreement, rather, CRT's remedy shall be limited to, at CRT's discretion, termination of Alnylam's licence under the CRT Patent Rights in the particular territory or therapeutic area or, with respect to Clause 6.2, indication within the cancer therapeutic area for which Alnylam has failed to meet the diligence requirements. For the sake of clarity should Alnylam's licence be terminated in respect of a therapeutic area or territory pursuant to this Clause 6.3 CRT shall be free to offer such therapeutic area or territory to a potential licensee.

         As part of its annual statement deliverable to CRT pursuant to Clause 6.4, Alnylam shall include a detailed description of therapeutic areas and territories under development and an overview of Alnylam's development plans for the forthcoming year (itself or through Affiliates or Sub-licensees).

                              SECTION CONFIDENTIAL

6.4 Alnylam shall, within thirty days of the end of each Year provide CRT with a written report of the steps taken by Alnylam, its Affiliates and any Sub-licensees to comply with the performance obligations of Clauses
         6.1 and 6.2.

6.5 In the event that Alnylam (or its Affiliate as the case may be) intends to undertake a Phase I Clinical Trial of any Licensed Product in the UK Alnylam shall, at its option (a) notify CRT providing particulars in reasonable detail of the proposed investigation; and (b) allow Cancer Research UK the opportunity of conducting or procuring the conduct of the investigation on behalf of Alnylam or participate in such an investigation, subject to the agreement of terms acceptable to Alnylam, CRT and Cancer Research UK.

7.       MANAGEMENT OF PATENT RIGHTS

7.1 CRT shall or shall procure in consultation with and (save to the extent provided in Clause 7.2) at the reasonable expense of Alnylam the filing, prosecution, and maintenance of any patents and patent applications comprised within the CRT Patent Rights. CRT shall use reasonable efforts to ensure that Alnylam is provided with copies of all material correspondence with patent agents in sufficient time for Alnylam to comment thereon. Alnylam's comments shall be incorporated to the extent reasonably practicable. Alnylam shall (save to the extent provided in Clause 7.2) bear the full expense and shall reimburse in full and hold CRT harmless in respect of any and all reasonable fees, charges, costs, levies or expenses incurred by CRT or its agents after the Commencement Date in relation to such applications. Nothing in this Licence Agreement shall oblige CRT or Alnylam to bring, defend or contest any enforcement, interference, opposition or infringement proceedings in respect of any of the CRT Patent Rights.

7.2 Save as hereinafter provided in this Clause 7.2, the reasonable costs of opposition and interference proceedings in relation to the CRT Patent Rights (together "Challenges") shall be borne equally by the Parties. In the event that the total aggregate costs of Challenges in any year exceed [**] United States dollars (US$[**]), CRT shall be free to make no further contribution to the costs of Challenges and all further costs incurred during that year ("Further Challenge Costs") and, at Alnylam's option, the future control of such Challenge(s) shall be borne by Alnylam solely. CRT shall give credit for [**] percent ([**]%) of Further Challenge Costs actually paid by Alnylam against sums due from Alnylam to CRT pursuant to Clause 3 from that time forward. In the event that one or more of the CRT Patent Rights are the subject of a declaration of interference by the U.S. Patent and Trademark Office as interfering with claims in a patent or patent application which is owned by or licensed by Alnylam or its Affiliate, CRT and Alnylam shall negotiate in good faith to reasonably agree on a mechanism outside the U.S. Patent and Trademark Office which simplifies the issues involved in determining priority and which awards priority to the appropriate party to the interference.

         In any country where Alnylam elects not to have a patent application included in CRT Patent Rights filed or to pay expenses associated with filing, prosecuting, interference or equivalent proceedings, or maintaining a patent application or patent included in CRT Patent Rights, CRT may file, prosecute, continue with interference or equivalent proceedings, and/or maintain such patent application or patent at its own expense and

                              SECTION CONFIDENTIAL
         for its own exclusive benefit and Alnylam (and its Affiliates) thereafter shall not be licensed under such patent or patent application. For the sake of clarity, should Alnylam elect not to continue with interference or equivalent proceedings and CRT elect to continue with such proceedings, Alnylam (and its Affiliates) shall cease to be licensed for the patent subject to interference for that territory.

7.3 If either Party receives any notice, claim or proceedings from any Third Party alleging infringement of that Third Party's intellectual property by reason of Alnylam's activities in relation to this Licence Agreement or the use and exploitation of the CRT Patent Rights by Alnylam or its Sub-licensee(s) or its Affiliates, the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding.

7.4 Alnylam shall, at its option and at its own cost, defend and enforce or shall procure the defence or enforcement of the rights under the CRT Patent Rights. CRT shall, at Alnylam' reasonable cost, render such reasonable assistance as Alnylam reasonably requests. If necessary, CRT shall grant to Alnylam the right to conduct such an action in its name. Any damages or financial settlement monies received by Alnylam pursuant to such proceedings shall, after deduction of all of the costs incurred by Alnylam in such proceedings, be treated as Net Sales.

7.5 Without prejudice to CRT's other rights arising from such failure, if Alnylam opts not to defend or enforce the relevant CRT Patent Rights and if CRT desires to enforce or defend such rights, CRT shall notify Alnylam and Alnylam shall, at CRT's request, grant to CRT any and all rights that would be necessary for CRT to undertake the enforcement or defence. If Alnylam is unable to grant such rights then it shall, at CRT's request, grant to CRT the right to conduct such an action in its name. Alnylam shall provide, at CRT's request and CRT's reasonable expense, such reasonable assistance as CRT may reasonably request in any such proceedings. Any monies received by CRT pursuant to any enforcement or defence of the CRT Patent Rights by them under this Clause 7.5 shall be solely for the benefit of CRT.

8.       WARRANTIES AND LIABILITY

8.1 Each Party represents and warrants to the other Party that it has legal power, authority and right to enter into this Licence Agreement and to perform its respective obligations hereunder.

8.2 CRT represents and warrants to Alnylam that it has had assigned to it all Cambridge University's and the Lister Institute of Preventive Medicine's rights under the CRT Patent Rights pursuant to the terms of assignments, a copy of which will be provided to Alnylam upon request.

8.3 CRT represents and warrants to Alnylam that to the best of its knowledge, upon reasonable inquiry, as at the Commencement Date the inventors (as determined by the laws of England) of the patent applications referred to in Schedule 1 are [**] and all of these inventors have assigned their rights in the CRT Patent Rights to CRV (to the extent that the same were not vested in Cambridge University or the Lister Institute of Preventive Medicine and assigned to CRT in accordance with Clause 8.2). CRV have in turn assigned their rights to CRT. In the event of breach of this Clause 8.3,

                              SECTION CONFIDENTIAL

         Alnylam's remedy for breach shall be limited to the rights conferred upon Alnylam by Clause 8.9.

8.4 Other than expressly set out herein, no Party gives any representation or warranty to any other Party that the performance of this Licence Agreement will not result in the infringement of any rights, including intellectual property rights, vested in a Third Party and it is agreed and understood by the Parties that Alnylam is responsible for undertaking each and every investigation necessary to satisfy itself that the rights granted under this Licence Agreement can be properly and lawfully exercised by Alnylam (and any Affiliate) without infringing the rights of any Third Party, and save as expressly set out in Clauses 8.1 and 8.2 no warranties of any kind are given by CRT in relation to the intellectual property rights granted under this Licence Agreement or owned or controlled by any Third Party which may affect the exercise of such rights.

8.5 Nothing in this Licence Agreement shall be construed as a representation made or warranty given by CRT in relation to the CRT Patent Rights that:

         8.5.1 any patent will issue based upon any pending patent application;

         8.5.2    any patent which issues will be valid; nor

         8.5.3 the use of any CRT Patent Rights will not infringe the patent or proprietary rights of any Third Party.

         Furthermore, CRT makes no representation or warranty, express or implied, with respect to merchantability or fitness of the CRT Patent Rights for a particular purpose.

8.6 No Party shall be liable to the other Party, its Affiliates or Sub-licensees in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, cost or expense of an indirect or consequential nature (including any economic loss or other loss of turnover, profits, business or goodwill) arising out of or in connection with this Licence Agreement or the subject matter of this Licence Agreement.

8.7 Alnylam and any Affiliate licenced under this Licence Agreement shall respectively be responsible for and indemnify, defend and hold harmless CRT, the University of Cambridge, the Lister Institute of Preventive Medicine and their respective officers, servants and agents against any and all liability, loss, damage, cost or expense (including reasonable attorney's fees and court and other expenses of litigation) arising out of or in connection with Third Party claims relating to the discovery, research, development, manufacture, marketing, selling and disposal of Licensed Products or candidate Licensed Products by Alnylam, its Affiliates and their Sub-licensees except to the extent due to the gross negligence or wilful misconduct of an indemnitee.

8.8 In the event that CRT intends to seek indemnification under Clause 8.7, it shall promptly inform Alnylam (or its Affiliate as the case may be) in writing of a claim after receiving notice of the claim and shall permit Alnylam (or its Affiliate as the case may be) to direct and control the defence of the claim and shall provide such reasonable assistance as reasonably requested by Alnylam (or its Affiliate as the case may be) (at Alnylam's (or its Affiliate's as the case may be)
         cost) in the defence of

                              SECTION CONFIDENTIAL
         the claim. Provided always that nothing in this Clause 8.8 shall permit Alnylam (or its Affiliate as the case may be) to make any admission on behalf of CRT, without the prior written consent of, CRT.

8.9 In the event that a Third Party has rights to the CRT Patent Rights, CRT shall obtain, at its cost, such Third Party's rights in the CRT Patent Rights to the extent necessary to preserve Alnylam's exclusive licence granted under and on the terms of this Licence Agreement. If CRT is not able to obtain such rights within one year of learning of the existence of such Third Party's rights, Alnylam shall have the option to 1) terminate this Licence Agreement; or 2) decrease all financial obligations of Alnylam, its Sub-licensees and Affiliates by 50% in respect of all future revenues, credit 50% of past revenues against future revenues owed to CRT under this Licence Agreement and, at Alnylam's option, renegotiate the terms of this Licence Agreement with CRT in order, to preserve the original intent of this Licence Agreement. For the sake of clarity CRT shall not be obliged to repay sums received previously.

9.       CONFIDENTIALITY

9.1 Each Party undertakes and agrees not at any time for any reason whatsoever to disclose or permit to be disclosed to any Third Party or otherwise make use of or permit to be made use of (except as expressly permitted by or in conjunction with a licence granted under this Licence Agreement), any trade secrets or confidential information relating to the other Party's technology or the business affairs or finances of the other Party or of an Affiliate, Sub-licensee or of any suppliers, agents, distributors or customers of the other Party (the "Confidential Information") which come into its possession pursuant to this Licence Agreement. Nothing in this Licence Agreement shall prevent CRT from disclosing its own information relating to the CRT Patent Rights for any purpose outside the Field.

9.2 The Parties shall ensure that only those of their and their Affiliates' and Sub-licensee(s) officers, employees, agents and consultants who have a need to know are given access to Confidential Information and that those who are directly concerned with the carrying out of this Licence Agreement and who have access to the Confidential Information of the other Party are informed of its secret and confidential nature and are bound by obligations of confidentiality and non-use comparable to those obligations set forth in this Clause 9.

9.3 The obligations of confidence referred to in this Clause 9 shall not extend to any Confidential Information which:

         9.3.1 is at the time of disclosure, or thereafter becomes, available to the public otherwise than by reason of a breach by the recipient Party of the provisions of this Clause 9; or

         9.3.2 is known to the recipient Party without obligations of confidence to the disclosing Party prior to its receipt from the disclosing Party, as can be shown by written record; or

         9.3.3 is subsequently disclosed to the recipient Party by another party owing no obligations of confidentiality to the disclosing Party in respect thereof; or

                              SECTION CONFIDENTIAL

         9.3.4 is required to be disclosed by any applicable law or any Competent Authority to which a Party is from time to time subject provided to any extent practicable that the disclosing Party receives prior written notice of such disclosure and that the receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure; or

         9.3.5 is independently developed by a servant, agent, consultant or employee of the recipient Party having no access to the Confidential Information disclosed by a Party, as demonstrated by written records.

9.4 The obligations of each Party under this Clause 9 shall survive the expiration or termination for whatever reason of this Licence Agreement for a period of five (5) years.

10.      TERM AND TERMINATION

10.1 This Licence Agreement shall become effective as of the Commencement Date and expires when Alnylam's and its Affiliate's obligations to pay sums according to Clause 3 finally expire.

10.2 In the event that Alnylam serves a written notice upon CRT confirming Alnylam's intention to terminate this Licence Agreement, this Licence Agreement shall terminate 90 (ninety) days after receipt by CRT of such notice.

10.3 Either CRT on the one hand or Alnylam on the other hand ("the Terminating Party") shall have the right to terminate this Licence Agreement forthwith upon giving written notice of termination to Alnylam on the one hand or CRT on the other hand as the case may be ("the Defaulting Party"), upon the occurrence of any of the following events at any time during this Licence Agreement:

         10.3.1 the Defaulting Party commits a material breach of this Licence Agreement which in the case of a breach capable of remedy shall not have been remedied within sixty (60) Business Days of the receipt by it of a notice identifying the breach and requiring its remedy;

         10.3.2 the Defaulting Party for a period of longer than sixty (60) Business Days becomes bankrupt or insolvent (including without limitation being deemed to be unable to pay its debts);

         10.3.3 proceedings are commenced in relation to the Defaulting Party under any law, regulation or procedure relating to the re-construction or re-adjustment of debts (including where a petition is filed or proceeding commenced seeking any reorganisation, arrangement, composition or re-adjustment under any applicable bankruptcy, insolvency, moratorium, reorganisation or other similar law affecting creditors' rights or where the Defaulting Party consents to, or acquiesces in, the filing of such a petition), which is not dismissed within ninety (90) days;

                              SECTION CONFIDENTIAL

         10.3.4 the Defaulting Party takes, any action, or any legal proceedings are started or other steps taken by a Third Party, which proceedings are not dismissed within ninety (90) days with a view to:

                  (i) the winding up or dissolution of the Defaulting Party (other than for the reconstruction of a solvent company for any purpose, including the inclusion of any part of the share capital of the Defaulting Party on a recognised public Stock Exchange); or

                  (ii) the appointment of a liquidator, trustee, receiver, administrative receiver, receiver and manager, interim receiver custodian, sequestrator or similar officer of the Defaulting Party against the Defaulting Party or a substantial part of the assets of the Defaulting Party, or anything analogous to any of the foregoing occurs under the laws of any country.

10.4 In the event of Alnylam's material breach of its obligations under either or both of Clauses 6.1 and 6.2 CRT shall have the right in its absolute discretion to selectively terminate the licence granted under Clause 2 in respect of either or both of:

         10.4.1   any therapeutic area or areas within the Field; and

         10.4.2   any territory or territories within the Territory

         in respect of which Alnylam is in material breach as set forth in Clause 6.3. In the event of termination by CRT of any part of the licence granted to Alnylam under Clause 2 pursuant to the exercise of CRT of its rights under this Clause 10.4, the other terms of this Licence Agreement (including any surviving licence under Clause 2) shall remain in full force and effect.

10.5 CRT shall have the right to terminate this Licence Agreement forthwith upon giving thirty (30) days written notice of termination to Alnylam in the event that Alnylam or its Affiliate:

         10.5.1 commences legal proceedings, with for the sake of clarity the exception of interference proceedings declared by the USPTO or any other patent office, contesting the validity of the CRT Patent Rights ; or

         10.5.2 commences itself, or provides any material assistance to a Third Party in relation to, legal proceedings contesting the ownership of the CRT Patent Rights.

         For the sake of clarity and notwithstanding anything in this Licence Agreement to the contrary, any actions taken concerning determination of priority of invention under US patent law between a CRT Patent Right and claims in a patent or patent application which is owned by or licensed by Alnylam or its Affiliate, shall not be considered a contest of validity or ownership under this Clause 10.5.

                              SECTION CONFIDENTIAL

11.      CONSEQUENCES OF TERMINATION

11.1     Upon termination of this Licence Agreement:

         11.1.1 the licence rights granted by CRT to Alnylam and its Affiliates pursuant to Clause 2 shall terminate in its entirety;

         11.1.2 Alnylam and any Affiliates shall pay to CRT within sixty (60) Business Days all sums due to CRT hereunder which have accrued prior to the date of termination;

         11.1.3 Save that each Party shall be entitled to retain a single copy of any document for their records, Alnylam and CRT shall return to each other any Confidential Information provided under this Agreement.

11.2 Termination or expiry of this Licence Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this Licence Agreement as at the date of termination or expiry and in particular but without limitation the right to recover damages and interest, and the provisions of Clauses 5, 8, 9 and 20 shall remain in full force and effect.

12.      WAIVER

12.1 Neither Party or its Affiliate shall be deemed to have waived any of its rights or remedies conferred by this Licence Agreement unless the waiver is made in writing and signed by a duly authorised representative of that Party or its Affiliate. In particular, no delay or failure of either Party or its Affiliate in exercising or enforcing any of its rights or remedies conferred by this Licence Agreement shall operate as a waiver of those rights or remedies or so as to preclude or impair the exercise or enforcement of those rights or remedies nor shall any partial exercise or enforcement of any right or remedy by either Party or its Affiliate preclude or impair any other exercise or enforcement of that right or remedy by that Party or its Affiliate.

13.      ENTIRE AGREEMENT/VARIATIONS

13.1 This Licence Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to the subject matter of this Licence Agreement. No director, employee or agent of either Party is authorised to make any representation or warranty to another Party not contained in this Licence Agreement, and each Party acknowledges that it has not relied on any such oral or written representations or warranties.

13.2 No variation, amendments, modification or supplement to this Licence Agreement shall be valid unless made in writing in the English language and signed by a duly authorised representative of each Party.

                              SECTION CONFIDENTIAL

14.      NOTICES

14.1 Any notice to be given pursuant to this Licence Agreement shall be in writing in the English language and shall be delivered by hand, sent by reputable courier service, or sent by facsimile confirmed to the address or facsimile number of the recipient set out below or such other address or facsimile number as a Party may from time to time designate by written notice to the other Party.

         ADDRESS OF CRT

         Sardinia House
         Sardinia Street
         London
         WC2A 3NL

         For the attention of the Chief Executive

         Fax No. ++ 44 207 269 3641

         For the attention of the Chief Executive.

         ADDRESS OF ALNYLAM

         790 Memorial Drive
         Suite 202
         Cambridge, Massachusetts 02139
         United States of America

         For the attention of the Chief Executive
         Fax No. ++1 617 252 0011

14.2 Any notice given pursuant to this Clause 14 shall be deemed to have been given upon receipt.

15.      ASSIGNMENT

15.1 Subject to Clause 15.2, neither Party shall without the prior written consent of the other Party, which shall not be unreasonably withheld, assign the benefit and/or burden of this Licence Agreement nor sub-contract any of its obligations hereunder unless otherwise permitted by the terms hereof.

15.2 Either Party shall be entitled to assign the benefit and/or burden of this Licence Agreement to any Affiliate or to its successor in connection with any merger, consolidation or sale or other disposal of all or substantially all of its assets and/or business to which this Agreement relates.

                              SECTION CONFIDENTIAL

16.      FORCE MAJEURE

16.1 If a Party or its Affiliate (the "Non-Performing Party") is unable to carry out any of its obligations under this Licence Agreement due to Force Majeure this Licence Agreement shall remain in effect but the Non-Performing Party's relevant obligations under this Licence Agreement and the relevant obligations of the other Party ("the Innocent Party") under this Licence Agreement shall be suspended for a period equal to the duration of the circumstance of Force Majeure provided that:

         16.1.1 the suspension of performance is of no greater scope than is required by the Force Majeure;

         16.1.2 the Non-Performing Party gives the Innocent Party prompt notice describing the circumstance of Force Majeure, including the nature of the occurrence and its expected duration, and continues to furnish regular reports during the period of Force Majeure;

         16.1.3 the Non-Performing Party uses all reasonable efforts to remedy its inability to perform and to mitigate the effects of the circumstance of Force Majeure; and

         16.1.4 as soon as practicable after the event which constitutes Force Majeure, the Non-Performing Party shall discuss with the Innocent Party how best to continue its operations as far as possible in accordance with this Licence Agreement.

16.2 If an event of Force Majeure should persist for more than 12 (twelve) months in any territory or therapeutic area, and a Third Party has the ability and desire to perform Alnylam's or its Affiliate's obligations under this Licence Agreement in such territory or therapeutic area, and Alnylam or its Affiliate does not enter into good faith negotiations with such Third Party during such twelve month period to conclude a Sub-licence in such territory or therapeutic area during Alnylam's or its Affiliate's period of disability and does not conclude a Sub-licence within 18 (eighteen) months of the commencement of the event of Force Majeure, then CRT shall have the right to terminate this Licence Agreement for such therapeutic area or territory as the case may be upon thirty (30) days written notice to Alnylam. The ability and desire of a Third Party to enter into a Sub-licence and perform Alnylam's or its Affiliate's obligations under this Licence Agreement in such territory or therapeutic area shall be demonstrated by CRT introducing a potential Sub-licensee who has confirmed in writing the terms upon which they agree to be bound. If Alnylam or its Affiliate is unable to conclude a Sub-licence with such Third Party, but such Third Party agrees nonetheless with CRT on the terms of an agreement to perform Alnylam's or its Affiliate's obligations in such territory or therapeutic area, then Alnylam or its Affiliate shall be given the opportunity to grant a Subl-icence to such Third Party on the same terms as those agreed between CRT and such Third Party and uponentering a Sub-licence with such Third Party, Alnylam's and its Affiliate's rights and obligations under this Licence Agreement in such territory or therapeutic area will be reinstated.

                              SECTION CONFIDENTIAL

17.      SEVERANCE OF TERMS

17.1 If the whole or any part of this Licence Agreement is or becomes or is declared illegal, invalid or unenforceable in any jurisdiction for any reason (including both by reason of the provisions of any legislation and also by reason of any court or Competent Authority which either has jurisdiction over this Licence Agreement or has jurisdiction over either or both of the Parties):

         17.1.1 in the case of the illegality, invalidity or un-enforceability of the whole of this Licence Agreement it shall terminate only in relation to the jurisdiction in question; or

         17.1.2 in the case of the illegality, invalidity or un-enforceability of part of this Licence Agreement, that part shall be severed from this Licence Agreement in the jurisdiction in question and that illegality, invalidity or un-enforceability shall not in any way whatsoever prejudice or affect the remaining parts of this Licence Agreement which shall continue in full force and effect.

17.2 If in the reasonable opinion of either Party any severance under this Clause 17 materially affects the commercial basis of this Licence Agreement, the Parties shall negotiate, in good faith, to modify the Licence Agreement to eliminate the material effect and to preserve (to the extent possible) the original intent. If the parties fail to reach a modified agreement within thirty (30) days after the severance under this Clause 17, then the dispute shall be resolved in accordance with the procedures set forth in Clause 20.

18.      THIS LICENCE AGREEMENT NOT TO CONSTITUTE A PARTNERSHIP

18.1 None of the provisions of this Licence Agreement shall be deemed to constitute a partnership between the Parties and no Party shall have any authority to bind any other Party in any way except as provided in this Licence Agreement.

19.      PUBLIC STATEMENTS

19.1 Except as provided in Clause 19.2, neither Party shall, without the prior written consent of the other Parties, which shall not be unreasonably withheld:

         19.1.1 use in advertising, publicly or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof, owned by another Party (including for the sake of clarity in relation to CRT, Cancer Research UK); or

         19.1.2 represent, either directly or indirectly, that any product or service of another Party is a product or service of the representing Party or that it is made in accordance with or utilises the information or documents of another Party.

19.2     The restrictions in Clause 19.1 shall not apply to the following:

         19.2.1 a press release, in a form agreed to in writing by the Parties, publicly announcing this Licence Agreement; or

                              SECTION CONFIDENTIAL

         19.2.2 use as required by any applicable law or governmental regulation; or

         19.2.3 a statement that Alnylam or its Affiliate is licensed by CRT under one or more of the patents and/or patent applications comprising the CRT Patent Rights; or

         19.2.4   re-use of any previously agreed to public statement.

20.      GOVERNING LAW AND JURISDICTION

20.1 Save to the extent provided in Clause 20.2, the Parties shall attempt to settle any dispute or claim arising out of or relating to this Agreement by good faith negotiations. If the Parties fail to agree on a reasonable settlement within sixty (60) days after the affected Party informed the other Party in writing of such dispute or claim, either Party may initiate arbitration under the procedural Rules of the American Arbitration Association upon written notice to the other Party within thirty (30) days after such failure. The arbitration tribunal shall be appointed as follows: each Party shall select, within thirty
         (30) days after notice to initiate arbitration, an independent and experienced Third Party as its arbitrator. The two arbitrators selected by the parties shall mutually select an independent and experienced Third Party as a third arbitrator. The venue for the arbitration procedure shall be in London, England and the validity, construction and performance of this Licence Agreement shall be governed by the laws of England. The award of the arbitration tribunal shall be final and binding for the parties. Notwithstanding the foregoing, each Party may apply for interlocutory relief in court.

20.2     In the event of a dispute between the Parties as to whether:

         20.2.1   the Milestone Patent Grant has been achieved; or

         20.2.1 Alnylam's belief that any Patent Rights are Blocking IP is reasonable,

         the dispute shall be referred to an independent expert in the field of patents (acting as an expert and not as an arbitrator) appointed by agreement between the Parties and in the absence of such agreement within thirty (30) Business Days, then at the request of either Party by the President for the time being of the Chartered Institute of Patent Agents. The cost of the expert shall be borne equally by the Parties.

                              SECTION CONFIDENTIAL

                                   SCHEDULE 1

CRT Patent Rights

[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
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[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
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[**]          [**]
------------------------------------------------------------------------
[**]          [**]       [**]          [**]      [**]            Pending
------------------------------------------------------------------------

                              SECTION CONFIDENTIAL

                                   SCHEDULE 2

LICENSED AFFILIATES

(details to be provided by Alnylam pursuant to Clause 2.1).

                              SECTION CONFIDENTIAL

IN WITNESS whereof this Licence Agreement has been executed by duly authorised officers of the Parties on the date first above written.

Signed by:                 /s/Harpal S. Kumar
                           ---------------------------

Name:                      Harpal S. Kumar

Title:                     Chief Executive
                           For and on behalf of
                           CANCER RESEARCH TECHNOLOGY LIMITED

Signed by:                 /s/John Maraganore
                           ---------------------------

Name:                      John Maraganore

Title:                     CEO
                           For and on behalf of
                           ALNYLAM PHARMACEUTICALS INC

                              SECTION CONFIDENTIAL

ALNYLAM
   PHARMA

                                              790 MEMORIAL DRIVE - SUITE 220
                                                         CAMBRIDGE, MA 02139
                                                    TELEPHONE - 617-252-0700
                                                            FAX-617-252-0011

5 August 2003

Dr. Robert Kreutzer
Chief Executive Officer
Ribopharma AG
Fritz-Hormschuch-Strasse 9
95326 Kulmbach
Germany

RE: CANCER RESEARCH TECHNOLOGY LIMITED AND ALNYLAM PHARMACEUTICALS, INC. LICENSE AGREEMENT DATED 18 JULY 2003

Dear Roland:

By signing this letter Riopharma AG hereby agrees to be bound to Cancer Research Technology Ltd. By the terms of the above referenced License Agreement that specifically apply to Affiliates.

Sincerely,

/s/John G. Conley
John G. Conley
Vice President Strategy, Chief Financial Officer

Acknowledge and Agreed,

/s/Roland Kreutzer                                    August 11, 2003
------------------
Roland Kreutzer

ALNYLAM
   PHARMA

                                               790 MEMORIAL DRIVE - SUITE 220
                                                          CAMBRIDGE, MA 02139
                                                     TELEPHONE - 617-252-0700
                                                             FAX-617-252-0011

August 27, 2003

                                   VIA COURIER

Harpala S. Kumar
Chief Executive
Cancer Research Technology Ltd.
Sardina House
Sardina Street
London WC2A 3NL
United Kingdom

RE: AMENDED SCHEDULE 2 TO THE LICENSE AGREEMENT BETWEEN CANCER RESEARCH TECHNOLOGY LIMITED AND ALNYLAM PHARMACEUTICALS, INC. DATED 18 JULY 2003

Dear Mr. Kumar

Enclosed please find an Amended Schedule 2 to be attached to our mutual License Agreement. The amendment adds Ribopharma AG as a licensed Affiliate, now that our merger has been completed. Pursuant to Clause 2, I have enclosed a copy of a letter in which Ribopharma AG agrees to be bound as an Affiliate (to CRT) by the terms of the License Agreement.

Please sign all copies of this letter acknowledging the above and return two letters to me.

Sincerely,

/s/John M. Maraganore                              Acknowledged and agreed,
John M. Maraganore, Ph.D.
President and Chief Executive Officer
Tel: 617-252-0700                                    /s/Harpal S. Kumar
Fax: 617-252-0011                                    ------------------
jmaraganore@aknylam.com                              Harpal S. Kumar

cc: J.Solbe                                          29/8/03
    R.Kreutzer                                       Date

Enclosures (3)